UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 4, 2021

Westlake Chemical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On July 6, 2021, North American Pipe Corporation (“NAPCO”), a wholly owned subsidiary of Westlake Chemical Corporation (“Westlake”), issued a press release announcing the Transaction (as defined below). A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by Westlake under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein.

Item 8.01.	Other Events.

On July 4, 2021, NAPCO entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Aalberts U.S. Holding Corp., a Delaware corporation (“Seller”) and wholly owned subsidiary of Aalberts N.V. (“Aalberts”), to purchase Lasco Fittings, Inc., a Delaware corporation (“LASCO”), from Seller for $252.5 million (the “Transaction”), subject to certain closing date adjustments as set forth in the Purchase Agreement.

The closing of the Transaction is expected to occur in the second half of 2021, subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), and other customary closing conditions.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete. A copy of the Purchase Agreement will be filed with the Securities and Exchange Commission (“SEC”) as an exhibit to Westlake’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

The Purchase Agreement is not intended to provide any other factual information about NAPCO, Seller or any of their respective subsidiaries or affiliates. In particular, the representations and warranties, including the assertions embodied therein, contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the parties to the Purchase Agreement. Certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement that differs from those applicable to investors and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NAPCO, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Westlake’s or Aalberts’ public disclosures. Investors should read the Purchase Agreement together with the other information that Westlake publicly files in reports and statements with the SEC.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical statements, including statements regarding the closing of the proposed transaction and whether required regulatory approval will be obtained, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond Westlake’s control. Actual results could differ materially, based on factors including, but not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the risk that HSR approval is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating LASCO’s operations and the ultimate outcome of Westlake’s operating efficiencies applied to

LASCO’s products and services; the effects of the proposed transaction, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Westlake to realize such synergies and other benefits; and other risks and uncertainties described in Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC in February 2021, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which was filed with the SEC in May 2021, recent Current Reports on Form 8-K filed by Westlake, and other SEC filings. These filings also discuss some of the important risk factors that may affect Westlake’s business, results of operations and financial condition. Westlake undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 6, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ L. Benjamin Ederington
Name:	L. Benjamin Ederington
Title:	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

Date: July 6, 2021